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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 of Registration Statement No. 333-68965 of Richmond County Financial Corp. on Form S-4 of our report dated January 27, 1998, relating to the consolidated statements of financial condition of Ironbound Bankcorp, NJ and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Data of Richmond County and Ironbound" and "Experts" in such Prospectus.

                                                      /s/ Deloitte & Touche, LLP
                                                      --------------------------
                                                          Deloitte & Touche, LLP

Parsippany, New Jersey
February 1, 1999